Exhibit 23.1

Consent of Independent Auditor

We consent to the incorporation by reference in the Registration Statement (Form S-3 (No. 333-203919)) of Spectrum Brands Holdings, Inc. of our report dated April 17, 2015 with respect to the consolidated financial statements of Armored AutoGroup Parent, Inc. as of December 31, 2014 and 2013 and for the each of the three years in the period ended December 31, 2014 included in this Current Report on Form 8-K.

/s/ Ernst & Young LLP

Stamford, Connecticut
May 8, 2015